Exhibit 99.1

Investor Contact:	Terry Hammett, Investor Relations
(614) 289-5384
Terry.Hammett@cvgrp.com

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES

RESTRUCTURING AND COST REDUCTION PLANS

NEW ALBANY, OHIO, November 23, 2015 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (Nasdaq: CVGI) announced today restructuring and cost reduction actions that are expected to lower operating costs by $8 to $12 million annually when fully implemented. These actions will begin before the end of the year and reflect improvements to manufacturing footprint and capacity utilization, and to Selling, General and Administrative (SG&A) costs, including an executive realignment.

Pre-tax costs associated with these actions, including associated capital investment, are expected to be $12 to $19 million, the majority of which is employee-related separation costs and other costs associated with the transfer of production and subsequent closure of facilities.

President and Chief Executive Officer, Pat Miller said “These restructuring and cost reduction actions reflect, in part, the challenging conditions in our global construction and agriculture end markets, but are also the result of the ongoing evaluation of our manufacturing footprint and capacity utilization. We are committed to a renewed focus on cost management and margin protection in the near term, as we work to enhance our competitive position, top line growth, and earnings over the longer term.”

“We know the impact of these decisions will be difficult for our employees and the communities affected by closures. We do not make these decisions lightly,” added Miller.

A conference call to discuss this press release is scheduled for Tuesday, November 24th at 10:00 a.m. Eastern Time. The participant dial in number is (866) 300-8704 and the conference ID is 86685899.

This call will be webcast by Nasdaq and can be accessed at Commercial Vehicle Group’s website at www.cvgrp.com where it will be archived for one year.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium-and heavy-duty truck market, the medium-and heavy-duty construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2014. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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